Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

FIRST QUARTER FISCAL 2015

IRVINE, Calif. — Oct. 28, 2014 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.9 billion and net income of $423 million, or $1.76 per share, for its first fiscal quarter ended Oct. 3, 2014. On a non-GAAP basis, net income was $504 million or $2.10 per share. In the year-ago quarter, the company reported revenue of $3.8 billion and net income of $495 million, or $2.05 per share. Non-GAAP net income in the year-ago quarter was $514 million, or $2.12 per share.

The company generated $827 million in cash from operations during the September quarter, ending with total cash and cash equivalents of $5.2 billion. During the September quarter, the company utilized $223 million to repurchase 2.2 million shares of common stock. On Aug. 5, the company declared a $0.40 per common-share dividend, which was paid on Oct. 15.

“We achieved solid revenue, gross margins and EPS in the September quarter, along with continued strong cash flow generation, as the company continued its crisp execution and consistent financial performance,” said Steve Milligan, president and chief executive officer of Western Digital. “We were pleased to see strength and momentum in our capacity enterprise hard drive and flash platform solutions businesses. Our client and branded products businesses were seasonally strong as expected and our performance enterprise business was steady. Overall, we believe industry dynamics are stable in terms of supply and demand and inventory levels.”

Western Digital Announces Financial Results For First Quarter Fiscal 2015

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 1-800-839-2325 in the U.S. or +1-402-998-1125 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. Its HGST and WD® subsidiaries are long-time innovators in the storage industry. Western Digital Corporation is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Our products are marketed under the HGST, WD and G-Technology™ brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning industry dynamics. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and

Western Digital Announces Financial Results For First Quarter Fiscal 2015

uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 15, 2014, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Oct. 3, 2014	Jun. 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,159	$4,804
Short-term investments	222	284
Accounts receivable, net	1,915	1,989
Inventories	1,272	1,226
Other current assets	422	417

Total current assets	8,990	8,720
Property, plant and equipment, net	3,202	3,293
Goodwill	2,559	2,559
Other intangible assets, net	406	454
Other non-current assets	495	473

Total assets	$15,652	$15,499

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,016	$1,971
Accrued arbitration award	772	758
Accrued expenses	433	412
Accrued compensation	438	460
Accrued warranty	134	119
Current portion of long-term debt	125	125

Total current liabilities	3,918	3,845
Long-term debt	2,281	2,313
Other liabilities	490	499

Total liabilities	6,689	6,657
Total shareholders’ equity	8,963	8,842

Total liabilities and shareholders’ equity	$15,652	$15,499

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended
	Oct. 3, 2014	Sept. 27, 2013
Revenue, net	$3,943	$3,804
Cost of revenue	2,794	2,705

Gross profit	1,149	1,099

Operating expenses:
Research and development	437	401
Selling, general and administrative	220	132
Charges related to arbitration award	14	13
Employee termination, asset impairment and other charges	9	11

Total operating expenses	680	557

Operating income	469	542
Net interest and other	(9)	(10)

Income before income taxes	460	532
Income tax provision	37	37

Net income	$423	$495

Income per common share:
Basic	$1.81	$2.10

Diluted	$1.76	$2.05

Weighted average shares outstanding:
Basic	234	236

Diluted	240	242

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended
	Oct. 3,	Sept. 27,
	2014	2013
Cash flows from operating activities
Net income	$423	$495
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	289	312
Stock-based compensation	39	42
Deferred income taxes	10	(10)
Gain from insurance recovery	—	(65)
Loss on disposal of assets	4	—
Non-cash portion of employee termination, asset impairment and other charges	1	7
Changes in operating assets and liabilities, net	61	(101)

Net cash provided by operating activities	827	680

Cash flows from investing activities
Purchases of property, plant and equipment	(160)	(136)
Acquisitions, net of cash acquired	—	(263)
Purchases of investments	(120)	—
Proceeds from sales of investments	166	—
Other investing activities, net	(12)	39

Net cash used in investing activities	(126)	(360)

Cash flows from financing activities
Employee stock plans, net	2	7
Repurchases of common stock	(223)	(150)
Dividends to shareholders	(94)	(59)
Proceeds from debt, net of issuance costs	—	500
Repayment of debt	(31)	(58)

Net cash provided by (used in) financing activities	(346)	240

Net increase in cash and cash equivalents	355	560
Cash and cash equivalents, beginning of period	4,804	4,309

Cash and cash equivalents, end of period	$5,159	$4,869

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended
	Oct. 3,	Sept. 27,
	2014	2013
GAAP net income	$423	$495
Non-GAAP adjustments:
Amortization of intangibles	46	47
Employee termination, asset impairment and other charges	9	11
Charges related to arbitration award	14	13
Acquisition-related expense	—	13
Flood-related insurance recovery	—	(65)
Other expense, net	12	—

Non-GAAP net income	$504	$514

Diluted net income per common share:
GAAP	$1.76	$2.05

Non-GAAP	$2.10	$2.12

Weighted average shares outstanding:

Diluted	240	242

The table above sets forth non-GAAP net income and non-GAAP diluted net income per common share. These non-GAAP net income and diluted net income per common share measures exclude amortization of intangibles related to acquisitions, certain employee termination, asset impairment and other charges, certain charges related to an arbitration award and other charges that are unusual, non-recurring or may not be indicative of ongoing operations. The Company believes that non-GAAP net income and non-GAAP earnings per share are useful measures to investors as an alternative method for measuring the Company’s earnings performance and comparing it against prior periods. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies.